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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement of Rite Aid Corporation on Form S-3 of our report (which report expresses an unqualified opinion on the financial statements and includes explanatory paragraphs relating to significant transactions with its parent company and a change in the method of accounting for inventory in 2005) dated August 17, 2006, relating to the consolidated financial statements of The Jean Coutu Group (PJC) USA, Inc. (a wholly owned subsidiary of the Jean Coutu Group (PJC) Inc.) and subsidiaries as of May 27, 2006 and May 28, 2005, and for each of the three fiscal years in the period ended May 27, 2006, appearing in Rite Aid Corporation's Definitive Proxy Statement filed with the SEC on November 30, 2006, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 8, 2007

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CONSENT OF INDEPENDENT AUDITORS